Exhibit 99.1

W. P. CAREY INC.

Supplemental Unaudited Operating and Financial Data

As of March 31, 2013

Important Disclosures About this Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC” “the Company,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries, and predecessors, unless otherwise indicated. “WPC LLC” means W. P. Carey & Co. LLC, our predecessor company. The “Merger” means our merger with Corporate Property Associates 15 Incorporated (“CPA®:15”) on September 28, 2012. “GAAP” means generally accepted accounting principles in the United States (“U.S.”). “CPA® REITs” means CPA®:15, Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”), and Corporate Property Associates 17 – Global Incorporated (“CPA®:17 – Global”). The “Managed REITs” means the CPA® REITs and Carey Watermark Investors Incorporated (“CWI”). “W. P. Carey Group” means W. P. Carey, together with the Managed REITs.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental metrics that are not defined by generally accepted accounting principles (“GAAP”), including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), funds from operations - as adjusted (“AFFO”), pro rata net operating income (“NOI”), pro rata debt, total adjusted real estate revenue, adjusted general and administrative expense (“Adjusted G&A”) and adjusted revenue. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package. FFO is non-GAAP measure defined by the National Association of Real Estate Investments Trusts (“NAREIT”).

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Federal securities laws. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These statements are based on the current expectations of the management of W. P. Carey.  It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings and the filings of its predecessor W. P. Carey & Co. LLC with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s website at http://www.sec.gov, including the Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC on February 26, 2013.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as required under the Federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Earnings Release and Supplemental

Financial Information

Unaudited, First Quarter 2013

May 7, 2013

W. P. CAREY INC.

Supplemental Unaudited Operating and Financial Data

As of March 31, 2013

Overview
Press Release	1

Highlights
Company Overview	4
Financial and Operational Statistics	5

Financial Information
Consolidated Balance Sheets	6
Consolidated Statements of Income	7
Reconciliation of Net Income to Funds from Operations - as Adjusted (AFFO)	8
Reconciliation of Consolidated Statement of Income to AFFO	10
Reconciliation of GAAP Net Income to Adjusted EBITDA	12
Adjusted Revenue Analysis	13
Total Adjusted Real Estate Revenue - W. P. Carey Group	15
Adjusted G&A	16
Business Segment and Financial Information	17
Pro Rata NOI	18

Debt and Other Information
Portfolio Debt Overview	19
Detailed Debt Summary	21
Selected Data for the Managed REITs	24
Joint Venture Information	25

WPC Portfolio Information
Portfolio Information - Diversification by Rent and Historical Occupancy	26
Portfolio Information - Diversification by Property Type	27
Portfolio Information - Diversification by Tenant Industry	28
Portfolio Information - Diversification by Geography	29
Portfolio Information - Lease Maturities	30

2013 Investment Activity
Owned Portfolio - Acquisitions and Dispositions	31
Managed REITs - Acquisitions	32
Managed REITs - Dispositions	34

Tenants by Annualized Contractual Minimum Base Rent	35

Terms and Definitions	39

Press Release

W. P. Carey Announces First Quarter 2013 Financial Results

New York, NY – May 7, 2013 – W. P. Carey Inc. (NYSE: WPC), a real estate investment trust (“REIT”), today reported financial results for the first quarter ended March 31, 2013.

During the first quarter of 2013, the Company:

•                  Reported Funds from operations - as adjusted (“AFFO”) of $1.03 per diluted share

•                  Structured $193 million of investments on behalf of the managed REITs

•                  Completed a $72 million sale-leaseback with Kraft Foods Group

•                  Raised annualized dividend rate to $3.28 per share, an increase of 24% versus the fourth quarter of 2012 and WPC’s 48th consecutive quarterly increase

•                  Generated total shareholder return of approximately 31%

Subsequent to the first quarter:

•                  WPC acquired the main European distribution center of the Tommy Hilfiger Group for approximately $39 million

QUARTERLY RESULTS

•                  AFFO for the first quarter of 2013 was $72.3 million or $1.03 per diluted share, compared to $40.1 million or $0.99 per diluted share for the first quarter of 2012. The increased AFFO in the first quarter of 2013 as compared to the same quarter in 2012 was primarily due to income from the properties we acquired in our Merger with CPA®:15 on September 28, 2012, partially offset by the cessation of asset management revenue received from CPA®:15 after the Merger was completed. Per share data for the 2013 period also reflects the issuance of 28.2 million shares in connection with the Merger to the stockholders of CPA®:15. Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

•                  Total revenues net of reimbursed expenses for the first quarter of 2013 were $101.4 million, compared to $49.6 million for the first quarter of 2012. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•                  Net Income for the first quarter of 2013 was $14.2 million, compared to $12.3 million for the same period in 2012.

•                  For the quarter ended March 31, 2013, we received approximately $14.7 million in cash distributions from our equity ownership in the CPA® REITs including $7.9 million in Available Cash distributions related to our special general partnership interests in the CPA® REITs.

W. P. CAREY OWNED PORTFOLIO UPDATE

•                  In January 2013, W. P. Carey completed a $72 million sale-leaseback with Kraft Foods Group for its corporate headquarters, located in Northfield, Illinois.

•                  In April 2013, W. P. Carey acquired the main European distribution center of the Tommy Hilfiger Group for approximately EUR 30 million ($39 million). The facility is located in Vanlo, Netherlands and  is subject to an existing net lease with Tommy Hilfiger Europe B.V., which has been owned since 2010 by PVH Corp, one of the world’s largest apparel companies.

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Press Release

(Continued)

•                  The W. P. Carey owned portfolio currently consists of 422 leased properties comprising 39 million square feet leased to approximately 124 corporate tenants. The average lease term of the portfolio is 8.8 years and the occupancy rate is approximately 98.8%.

W. P. CAREY MANAGED PORTFOLIO UPDATE

•                  W. P. Carey is the advisor to the CPA® REITs and CWI, which had aggregate real estate assets of $7.9 billion, cash of approximately $800 million and total assets of $8.6 billion as of March 31, 2013. The average occupancy rate for the 83.2 million square feet owned by the CPA® REITs was approximately 98.5%.

CPA®:17 – GLOBAL ACTIVITY

•                  We completed three transactions on behalf of CPA®:17 – Global during the first quarter of 2013, including two sale-leaseback transactions totaling $26 million and, separately, a $39 million build-to-suit transaction for an existing tenant, Harbor Freight Tools.

CAREY WATERMARK INVESTORS ACTIVITY

•                  From the beginning of its initial public offering through April 30, 2013, our lodging-focused non-traded REIT offering has raised approximately $265 million.

•                  During the first quarter of 2013, Carey Watermark invested in six hotels for a total of approximately $125 million.

DIVIDENDS

•                  The W. P. Carey Board of Directors raised the quarterly cash dividend to $0.82 per share for the first quarter of 2013. This represents a 24% increase from the fourth quarter of 2012. The dividend—our 48th consecutive quarterly increase—was paid on April 15, 2013 to stockholders of record as of March 28, 2013.

W. P. Carey President and CEO Trevor Bond, noted, “We are very pleased with our first quarter results, which continue to demonstrate the benefits of our merger with CPA®:15 and conversion to a REIT. The significant increase in our real estate under ownership and resulting AFFO growth enabled us to raise our dividend by 24%, as compared with the previous quarter. As we have for four decades, we will continue to focus our activities on identifying net lease assets that support our strategy of generating stable cash flows for investors.”

Conference Call and Audio Webcast Scheduled for 11:00 AM (ET)

Please call at least 10 minutes prior to call to register.

Time: Tuesday, May 7, 2013 at 11:00 AM (ET)

Call-in Number: 800-860-2442

(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)

Replay Number: 877-344-7529

(International) + 1-412-317-0088

Replay Passcode: 10027451

Replay available until June 15, 2013 at 9:00 AM (ET).

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Press Release

(Continued)

W. P. Carey Inc.
Celebrating its 40th anniversary, W. P. Carey Inc. is a publicly traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and owns and manages an investment portfolio totaling approximately $15.2 billion. The largest owner/manager of net lease assets, WPC’s corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Our portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows that have enabled the Company to deliver consistent dividend income to investors for nearly four decades. www.wpcarey.com

This press release contains forward-looking statements within the meaning of the Federal securities laws. Examples of such forward-looking statements include, but are not limited to, the statements made by Mr. Bond. A number of factors could cause W. P. Carey’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact W. P. Carey, reference is made to W. P. Carey’s filings with the Securities and Exchange Commission.

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Company Overview

Key Company Contacts		Executive Offices
Trevor P. Bond	President, Chief Executive Officer and Director	50 Rockefeller Plaza
Catherine D. Rice	Chief Financial Officer and Managing Director	New York, NY 10020
Thomas E. Zacharias	Chief Operating Officer and Managing Director	Tel: 1-800-WPCAREY or (212) 492-1100
Kristin A. Brown	Vice President, Investor Relations	Fax: (212) 492-8922
Web Site Address: www.wpcarey.com
Banks
Bank of America, N.A.	Administrative and Documentation Agent
The Bank of New York Mellon	Syndication Agent
JPMorgan Chase Bank, N.A.	Syndication Agent
PNC Bank, N.A.	Syndication Agent
Wells Fargo Bank, N.A.	Syndication Agent
RBS Citizens, N.A.	Syndication Agent
Regions Bank	Syndication Agent
U.S. Bank N.A.	Syndication Agent
Fifth Third Bank	Syndication Agent
Comerica Bank	Syndication Agent

Analyst Coverage
Daniel P. Donlan	Ladenburg Thalmann & Co., Inc.
Sheila McGrath	Evercore Partners Inc.

Stock Data (NYSE: WPC)	First Quarter 2013	Fourth Quarter 2012	Third Quarter 2012	Second Quarter 2012	First Quarter 2012
High Price	$68.45	$54.70	$53.85	$48.39	$49.70
Low Price	51.89	45.94	43.25	39.66	41.28
Closing Price	67.40	52.15	49.00	46.03	46.52
Distributions declared per share - annualized	$3.28	$2.64	$2.60	$2.27	$2.26
Distribution yield (annualized distribution / closing stock price)	4.87%	5.06%	5.31%	4.93%	4.86%
Shares outstanding at quarter end	68,762,259	68,901,933	68,566,888	40,358,186	40,312,460
Market value of outstanding shares at quarter end ($’000)	$4,634,576	$3,593,236	$3,359,778	$1,857,687	$1,875,336

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Financial and Operational Statistics (Unaudited)

As of and for the Three Months Ended March 31, 2013
Market Capitalization			WPC
Shares outstanding			68,762,259
Stock price at end of period			$67.40
Market capitalization (equity capitalization) ($’000)			$4,634,576
Total capitalization ($’000) (a)			$6,627,911
Enterprise value ($’000) (b)			$6,516,347
High stock close price			$68.45
Low stock close price			$51.89
Financial Ratios			WPC
Debt to total capitalization			30.1%
Net debt to total capitalization (c)			28.4%
Net debt to enterprise value (c)			28.9%
Adjusted EBITDA ($’000) (d)			$382,648
Net debt to adjusted EBITDA (c)			4.9
Total debt to gross assets (e)			45.0%
Unsecured debt to gross assets			6.7%
Interest coverage (f)			3.56
Adjusted G&A / Total Adjusted Real Estate Revenue (g)			8.8%
Dividend (h)			$3.28
Dividend payout (i)			79.4%
Weighted-average cost of debt			4.7%
Property Information	CPA®:16 – Global	CPA®:17 – Global	WPC
Number of properties (j)	496	398	422
Number of tenants (j)	142	83	124
Total square feet (millions) (k)	46.8	36.4	39.0
Occupancy	97.4%	100.0%	98.8%
Weighted-average lease term (years)	10.1	15.8	8.8
Percent of investment grade tenants (l)	12.8%	18.8%	31.1%

(a)          Represents market capitalization plus total debt.

(b)          Represents total capitalization less cash.

(c)          Net debt represents total GAAP-basis debt less cash.

(d)            Adjusted EBITDA includes the annualized three months ended March 31, 2013. Adjusted EBITDA is a non-GAAP measure. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

(e)          Gross assets represent total assets, excluding goodwill, before accumulated depreciation.

(f)             Computed by dividing Adjusted EBITDA by interest expense.

(g)            Adjusted G&A represents general and administrative expenses excluding Merger-related costs, dealer manager fee-related expenses and stock-based compensation expense. Total Adjusted Real Estate Revenue represents total pro rata real estate revenues for WPC and the Managed REITs, as presented on page 15. Adjusted G&A and Total Adjusted Real Estate Revenue are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

(h)         Represents the annualized dividend per share based on the declared first quarter distribution. The annualized rate is not guaranteed.

(i)             Computed by dividing annualized dividend per share by annualized AFFO per share.

(j)             Property count for WPC excludes all operating properties.

(k)          Total square footage for WPC excludes all operating properties.

(l)                Investment grade tenants are defined as having a BBB- rating or above.  Percentage of portfolio is calculated based on annualized contractual minimum base rent.

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Consolidated Balance Sheets

(in thousands) (unaudited)

	March 31, 2013	December 31, 2012
Assets
Investments in real estate:
Real estate, at cost	$2,373,912	$2,334,488
Operating real estate, at cost	98,690	99,703
Accumulated depreciation	(150,207)	(136,068)
Net investments in properties	2,322,395	2,298,123
Net investments in direct financing leases	364,078	376,005
Assets held for sale	1,505	1,445
Equity investments in real estate and the Managed REITs	564,092	565,626
Net investments in real estate	3,252,070	3,241,199
Cash	111,564	123,904
Due from affiliates	34,625	36,002
Goodwill	328,474	329,132
In-place lease, net	468,132	447,278
Above-market rent, net	267,845	279,885
Other intangible assets, net	10,484	10,200
Other assets, net	136,420	141,442
Total Assets	$4,609,614	$4,609,042

Liabilities and Equity
Liabilities:
Non-recourse debt	$1,695,335	$1,715,397
Senior credit facility	298,000	253,000
Accounts payable, accrued expenses and other liabilities	317,520	265,132
Income taxes, net	20,847	24,959
Distributions payable	57,128	45,700
Total liabilities	2,388,830	2,304,188
Redeemable noncontrolling interest	7,404	7,531
Redeemable securities - related party	-	40,000

Equity:
W. P. Carey stockholders equity:
Common stock	69	69
Preferred Stock; None Issued	-	-
Additional paid-in capital	2,184,387	2,175,820
Distributions in excess of accumulated earnings	(218,191)	(172,182)
Deferred compensation obligation	13,411	8,358
Accumulated other comprehensive loss	(9,414)	(4,649)
Less: treasury stock, at cost	(20,270)	(20,270)
Total W. P. Carey stockholders’ equity	1,949,992	1,987,146
Noncontrolling interests	263,388	270,177
Total equity	2,213,380	2,257,323
Total Liabilities and Equity	$4,609,614	$4,609,042

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Consolidated Statements of Income

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues
Total lease revenues	$75,297	$16,778
Asset management revenue from affiliates	10,015	15,602
Structuring revenue from affiliates	6,342	7,638
Dealer manager fees	1,223	3,787
Reimbursed costs from affiliates	11,968	18,737
Other real estate income	8,541	5,772
	113,386	68,314
Operating Expenses
General and administrative	28,973	26,909
Reimbursable costs	11,968	18,737
Depreciation and amortization	30,876	6,463
Property expenses	5,152	2,072
Other real estate expenses	2,734	2,499
Impairment charge	3,279	-
	82,982	56,680
Other Income and Expenses
Other interest income	370	503
Net income from equity investments in real estate and the Managed REITs (a)	10,656	13,986
Other income and (expenses)	1,091	306
Interest expense	(26,906)	(7,280)
	(14,789)	7,515
Income from continuing operations before income taxes	15,615	19,149
Benefit from (provision for) income taxes	1,233	(1,695)
Income from continuing operations	16,848	17,454
Discontinued Operations
(Loss) income from operations of discontinued properties	(148)	120
Loss on sale of real estate	(931)	(181)
Gain on extinguishment of debt	70	-
Impairment charges	-	(5,724)
Loss from discontinued operations, net of tax	(1,009)	(5,785)
Net Income	15,839	11,669
Net (income) loss attributable to noncontrolling interests	(1,708)	578
Add: Net loss attributable to redeemable noncontrolling interest	50	43
Net Income Attributable to W. P. Carey	$14,181	$12,290

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.21	$0.44
Loss from discontinued operations attributable to W. P. Carey	(0.01)	(0.14)
Net Income Attributable to W. P. Carey	$0.20	$0.30

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.21	$0.44
Loss from discontinued operations attributable to W. P. Carey	(0.01)	(0.14)
Net Income Attributable to W. P. Carey	$0.20	$0.30

Weighted Average Shares Outstanding
Basic	68,967,209	40,037,496
Diluted	69,975,293	40,487,652

Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$15,190	$18,075
Loss from discontinued operations, net of tax	(1,009)	(5,785)
Net Income Attributable to W. P. Carey	$14,181	$12,290

Distributions Declared Per Share	$0.820	$0.565

(a)          Net income from equity investments in real estate and the Managed REITs includes net income from our equity investments in real estate of $3.1 million, income from our ownership in the Managed REITs of $7.3 million and income from our special general partnership interests in the Managed REITs of less than $0.1 million.

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Reconciliation of Net Income to Funds from Operations – As Adjusted (AFFO)

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended
Real Estate Ownership	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012		March 31, 2012
Net income from real estate ownership attributable to
W. P. Carey	$16,692	$5,507	$1,927	$28,367		$9,093
Adjustments:
Depreciation and amortization of real property	29,687	28,652	5,510	5,673		6,147
Impairment charges	3,279	10,700	5,534	1,003		5,724
Loss (gain) on sale of real estate, net	931	4,240	(59)	(1,686)		181
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	3,154	3,211	888	(14,827	)(a)	1,040
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(4,267)	(4,236)	(400)	(434)		(434)
Total adjustments:	32,784	42,567	11,473	(10,271)		12,658
FFO (as defined by NAREIT) - Real Estate Ownership (b)	49,476	48,074	13,400	18,096		21,751
Adjustments:
Loss (gain) on change in control if interest (c)	-	60	(20,794)	-		-
Loss on extinguishment of debt	74	10	-	-		-
Other gains, net	(270)	(12)	-	-		-
Other depreciation, amortization and non-cash charges	800	(1,556)	(130)	235		(211)
Stock based compensation	174	211	-	-		-
Deferred tax expense	(1,025)	(644)	(917)	(532)		(652)
Realized losses on foreign currency, derivatives and other	52	171	115	542		-
Amortization of deferred financing costs	511	468	509	402		464
Straight-line and other rent adjustments	(2,169)	(2,248)	(200)	(883)		(1,115)
Above- and below -market rent intangible lease amortization, net	7,256	7,534	51	111		-
Merger expenses (d)	111	1,049	35,570	2,616		2,103
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	278	123	(25)	(366)		(413)
AFFO adjustment for interests in CPA® REITs	9,249	11,971	10,650	7,687		6,926
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(1,561)	(506)	(141)	(25)		(20)
Total adjustments:	13,480	16,631	24,688	9,787		7,082
AFFO - Real Estate Ownership (b)	$62,956	$64,705	$38,088	$27,883		$28,833

Investment Management
Net (loss) income from investment management attributable to
W. P. Carey	$(2,511)	$9,971	$661	$3,410		$3,197
FFO (as defined by NAREIT) - Investment Management (b)	(2,511)	9,971	661	3,410		3,197
Adjustments:
Other depreciation, amortization and non-cash charges	262	226	247	230		258
Stock-based compensation	8,975	6,281	9,805	4,495		5,260
Deferred tax expense	2,253	(2,625)	(15,207)	(8,459)		2,236
Realized losses (gains) on foreign currency, derivatives and other	2	(55)	17	(23)		-
Amortization of deferred financing costs	318	318	308	286		285
Total adjustments:	11,810	4,145	(4,830)	(3,471)		8,039
AFFO - Investment Management (b)	$9,299	$14,116	$(4,169)	$(61)		$11,236

Total Company
FFO (as defined by NAREIT) (b)	$46,965	$58,045	$14,061	$21,506		$24,948
FFO (as defined by NAREIT) per diluted share (b)	$0.67	$0.84	$0.34	$0.53		$0.62
AFFO (b)	$72,255	$78,821	$33,919	$27,822		$40,069
AFFO per diluted share (b)	$1.03	$1.13	$0.82	$0.68		$0.99
Diluted weighted average shares outstanding	69,975,293	69,505,871	41,127,404	40,757,055		40,487,652

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Reconciliation of Net Income to Funds from Operations - As Adjusted (AFFO) - Notes

(a)          Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO for the three months ended June 30, 2012 includes a $15.6 million gain on sale of equity investments.

(b)          FFO and AFFO are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

(c)          Gain on change in control of interests for the three months ended September 30, 2012 represents a gain of $14.6 million recognized on our previously-held interest in shares of CPA®:15 common stock, and a gain of $6.1 million recognized on the purchase of the remaining interests in five investments from CPA®:15, which we had previously accounted for under the equity method.  We recognized a gain of $20.7 million to adjust the carrying value of our existing interests in these investments to their estimated fair values in connection with the Merger.

(d)         For the three months ended September 30, 2012, includes current tax expense of $9.7 million relating to the conversion of CPA®:15 shares held by us before the Merger.

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Reconciliation of Consolidated Statement of Income to AFFO

(in thousands) (unaudited)

	Three Months Ended March 31, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments		AFFO
Revenues
Total lease revenues (e)	$75,297	$10,434	$(10,729)	$75,002	$4,357	(f)	$79,359
Asset management revenue from affiliates	10,015	-	(151)	9,864	-		9,864
Structuring revenue from affiliates	6,342	-	-	6,342	-		6,342
Dealer manager fees	1,223	-	-	1,223	-		1,223
Reimbursed costs from affiliates	11,968	-	(104)	11,864	-		11,864
Other real estate income:
Self-storage revenues	3,389	-	(2,025)	1,364	-		1,364
Hotel revenues	900	-	-	900	-		900
Pass-through income	3,830	193	(478)	3,545	-		3,545
Other property and tenant income	422	28	(11)	439	-		439
Total other real estate income	8,541	221	(2,514)	6,248	-		6,248
Total Revenues	113,386	10,655	(13,498)	110,543	4,357		114,900

Operating Expenses
General and administrative	28,973	14	(965)	28,022	(9,225)		18,797
Reimbursable costs	11,968	-	2	11,970	-		11,970
Depreciation and amortization	30,876	3,199	(4,273)	29,802	(28,746)		1,056
Property expenses	5,152	462	(779)	4,835	-		4,835
Other real estate expenses	2,734	-	(1,007)	1,727	-		1,727
Impairment charges	3,279	-	-	3,279	(3,279)		-
Total Operating Expenses	82,982	3,675	(7,022)	79,635	(41,250)		38,385

Other Income and Expenses
Other interest income	370	196	(39)	527	-		527
Net income from equity investments in real estate and the Managed REITs:
Joint ventures (g)	3,304	(3,304)	-	-	-		-
Income related to our ownership in the Managed REITs	22	-	-	22	8,688		8,710
Income related to our general partnership interests	7,330	-	-	7,330	561		7,891
Total net income from equity investments in real estate and the Managed REITs	10,656	(3,304)	-	7,352	9,249		16,601
Other income and (expenses)	1,091	(156)	(163)	772	(889)		(117)
Interest expense	(26,906)	(3,234)	4,775	(25,365)	1,905		(23,460)
Total Other Income and Expenses	(14,789)	(6,498)	4,573	(16,714)	10,265		(6,449)
Income from Continuing Operations before Income Taxes	15,615	482	(1,903)	14,194	55,872		70,066
Provision for income taxes	1,233	(482)	245	996	1,234		2,230
Income from Continuing Operations	16,848	-	(1,658)	15,190	57,106		72,296

Discontinued Operations
Loss from operations of discontinued properties	(148)	-	-	(148)	107	(h)	(41)
Loss on the sale of real estate	(931)	-	-	(931)	931		-
Loss (gain) on extinguishment of debt	70	-	-	70	(70)		-
Impairment charges	-	-	-	-	-		-
Loss from Discontinued Operations, Net of Taxes	(1,009)	-	-	(1,009)	968		(41)
Net Income	15,839	-	(1,658)	14,181	58,074		72,255
Net loss attributable to noncontrolling interests	(1,708)	-	1,708	-	-		-
Net loss attributable to redeemable noncontrolling interests	50	-	(50)	-	-		-
Income / AFFO Attributable to W. P. Carey	$14,181	$-	$-	$14,181	$58,074		$72,255

Investing for the long runTM | 10

Reconciliation of Consolidated Statement of Income to AFFO

(Continued)

(in thousands) (unaudited)

The following table presents the components of our General and Administrative Expenses:

Three Months Ended March 31, 2013

	GAAP - Basis(a)	Add: Equity Investments (b)	Less: Noncontrolling Interests(c)	WPC’s Pro Rata Share(d)	AFFO Adjustments		AFFO
General and Administrative
Compensation expense	$25,975	$-	$(127)	$25,848	$(9,113)	(i)	$16,735
Business development expenses	1,755	-	(24)	1,731	(111)	(j)	1,620
Organization and offering expenses	1,963	-	-	1,963	-		1,963
General and administrative professional fees	3,121	14	(98)	3,037	-		3,037
Reimbursable expenses	(6,105)	-	-	(6,105)	-		(6,105)
Office expenses	1,843	-	(714)	1,129	-		1,129
Other general and administrative	421	-	(2)	419	(1)		418
Total General and Administrative	$28,973	$14	$(965)	$28,022	$(9,225)		$18,797

The following table presents the components of Other Income and (Expenses):

Three Months Ended March 31, 2013

	GAAP - Basis(a)	Add: Equity Investments (b)	Less: Noncontrolling Interests(c)	WPC’s Pro Rata Share(d)	AFFO Adjustments	AFFO
Other Income and (Expenses)
Gain/losses foreign currency	$(1,097)	$-	$253	$(844)	$844	$-
Gain/losses derivatives	2,022	-	(424)	1,598	(1,598)	-
Gain/losses extinguishment	(144)	-	(2)	(146)	146	-
Other gain/losses	310	(156)	10	164	(281)	(117)
Total Other Income and (Expenses)	$1,091	$(156)	$(163)	$772	$(889)	$(117)

(a)	Consolidated amounts shown represent WPC’s Consolidated Statement of Income for the three months ended March 31, 2013.

(b)	Represents the break-out by line item of amounts recorded in net income from equity investments in real estate and the Managed REITs – Joint ventures.

(c)	Represents the break-out by line item of amounts recorded in noncontrolling interest and redeemable noncontrolling interest.

(d)

Represents our share in fully owned entities and co-owned entities. Pro rata basis amounts are non-GAAP measures. See the Terms and Conditions section that begins on page 39 for a description of our non-GAAP measures.

(e)

Lease revenues on a pro rata basis in this schedule reflect only revenues from continuing operations. Lease revenues from discontinued operations for the three months ended March 31, 2013 were $0.2 million.

(f)	Represents adjustments for straight line and above/below market lease intangible amortization.

(g)	To calculate the pro rata amounts, equity investments under joint ventures have been reclassified to allocate their impact on each line item.

(h)	Represents depreciation and amortization related to discontinued operations.

(i)	Represents add back of stock-based compensation expense, less the pro rata share attributable to noncontrolling interests.

(j)	Represents Merger expenses included in general and administrative expense.

Investing for the long runTM | 11

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Net Income Attributable to W. P. Carey	$14,181	$15,478	$2,588	$31,777	$12,290
Adjustments:
Depreciation and amortization	30,983	30,108	6,761	6,833	7,303
Interest expense	26,979	28,250	7,869	7,245	7,345
(Benefit from) provision for income taxes	(1,233)	6,591	379	(1,881)	1,701
EBITDA (a)	70,910	80,427	17,597	43,974	28,639
Proportionate share of adjustments from equity method investments (b)	17,011	14,831	9,103	19,394	15,102
Proportionate share of adjustments for noncontrolling interests (b)	(9,290)	(9,313)	928	(324)	(1,035)
	78,631	85,945	27,628	63,044	42,706
Management Adjustments:
Impairment charge	3,279	10,700	5,535	1,003	5,723
Loss (gain) on sale of real estate	931	1,081	(59)	(1,686)	181
Loss on extinguishment of debt	74	10	-	-	-
Stock-based compensation	9,149	6,492	9,805	4,495	5,260
Merger expenses	111	1,049	25,895	2,617	2,102
Losses (gains) on investment due to Merger	-	49	(20,794)	-	-
Realized and unrealized loss (gain) on foreign currency (net)	1,097	(1,106)	(46)	853	(280)
Realized and unrealized (gain) loss on derivatives (net)	(2,022)	(370)	49	(30)	-
Proportionate share of adjustments from equity method investments (c)	4,010	5,941	7,632	(17,513)	943
Proportionate share of adjustments for noncontrolling interests (c)	402	71	(176)	97	(97)
Total adjustments	17,031	23,917	27,841	(10,164)	13,832
Adjusted EBITDA (a)	$95,662	$109,862	$55,469	$52,880	$56,538

EBITDA per diluted share (a)	$1.01	$1.16	$0.43	$1.08	$0.71
Adjusted EBITDA per diluted share (a)	$1.37	$1.58	$1.35	$1.30	$1.40
Diluted weighted average shares outstanding	69,975,293	69,505,871	41,127,404	40,757,055	40,487,652

(a)	EBITDA and Adjusted EBITDA are non-GAAP measures. See the Terms and Definition section that begins on page 39 for a description of our non-GAAP measures.

(b)	Incorporates the pro rata share of depreciation, interest expense and tax provision adjustments for unconsolidated subsidiaries and joint ventures.

(c)

Incorporates the pro rata share of impairments, loss on the sale of real estate, stock-based compensation, Merger-related adjustments as well as the losses (gains) related to foreign exchange and derivative positions for unconsolidated subsidiaries and joint ventures.

Investing for the long runTM | 12

Adjusted Revenue Analysis (Pro Rata-Basis)

(in thousands) (unaudited)

	Three Months Ended
Reconciliation of Adjusted Revenue	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Real Estate Revenue:
Total lease revenue – as reported	$75,297	$74,773	$16,160	$16,489	$16,778
Lease revenue – discontinued operations	163	935	613	784	1,601
Total consolidated lease revenue	75,460	75,708	16,773	17,273	18,379
Add: Pro rata share of revenue from equity investments	9,977	9,911	5,313	5,738	6,412
Less: Pro rata share of revenue due to noncontrolling interests	(10,176)	(10,289)	(411)	(422)	(428)
Total pro rata net lease revenue	75,261	75,330	21,675	22,589	24,363
Add: Share of pro rata lease revenue - CPA® REITs
CPA®:15 (a)	-	-	4,234	4,206	4,286
CPA®:16 – Global	14,062	13,955	13,817	14,325	14,265
CPA®:17 – Global	1,058	883	809	732	646
Total share of pro rata lease revenue - CPA® REITs	15,120	14,838	18,860	19,263	19,197
Add: share of lease revenue from special general partnership interest
CPA®:16 – Global operating partnership	3,614	3,825	3,685	3,598	4,281
CPA®:17 – Global operating partnership	4,277	4,395	3,667	3,865	2,693
Total share of lease revenue from special general partnership interest	7,891	8,220	7,352	7,463	6,974
Add: Other real estate income - as reported (b)	8,541	7,549	6,162	6,830	5,771
Less: Pro rata share of other real estate income to noncontrolling interests	(2,025)	(1,972)	(2,050)	(1,878)	(1,829)
Total Real Estate Revenue	104,788	103,965	51,999	54,267	54,476
Investment Management Revenue:
CPA®:15	-	-	6,126	6,144	6,275
CPA®:16 – Global	4,498	4,624	4,631	4,597	4,701
CPA®:17 – Global	5,111	4,696	4,906	4,765	4,553
CWI & Other	406	258	187	130	73
Asset management revenue - as reported	10,015	9,578	15,850	15,636	15,602
Structuring revenue - as reported (c)	6,342	28,779	8,316	3,622	7,638
Total Investment Management Revenue	16,357	38,357	24,166	19,258	23,240
Total Adjusted Revenue (d)	$121,145	$142,322	$76,165	$73,525	$77,716

Investing for the long runTM | 13

Adjusted Revenue Analysis (Pro Rata-Basis) - Notes

(a)	Represents pro rata lease revenue from CPA®:15 through September 28, 2012, the date of the Merger.

(b)

Other real estate income generally consists of revenue from Carey Storage Management LLC (“Carey Storage”), a subsidiary that invests in domestic self-storage properties, and Livho, Inc., a subsidiary that operates a hotel franchise. Other real estate income also includes lease termination payments and other non-rents related revenues from real estate ownership, and as a result, we expect Other real estate income to fluctuate period to period.

(c)

We earn structuring revenue on acquisitions structured on behalf of the Managed REITS and expect significant period-to-period variation in such revenue based on changes in investment volume. Investments structured on behalf of the Managed REITS totaled approximately $193 million, $736 million, $202 million, $96 million, and $174 million for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012, and March 31, 2012, respectively.

(d)

Total adjusted revenue excludes reimbursements of costs received from the Managed REITs as they have no impact on net income. Also excluded are dealer manager fees earned in connection with the public offerings of CPA®:17 – Global’s (which terminated on January 31, 2013) and CWI, which are substantially offset by underwriting costs incurred in connection with the offerings. Adjusted revenue is a non-GAAP measure. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 14

Total Adjusted Real Estate Revenue – W. P. Carey Group

(in thousands) (unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
W. P. Carey Pro Rata Revenue
W. P. Carey pro rata lease revenue	$75,261	$75,330	$21,675	$22,589	$24,363
W. P. Carey other real estate income (a)	6,516	5,577	4,112	4,952	3,942

CPA® REITs Pro Rata Revenue
CPA®:15 pro rata lease revenue (b)	-	-	53,592	53,238	54,324
CPA®:15 other income (b)	-	-	2,120	1,361	6,772
CPA®:16 – Global pro rata lease revenue	76,176	76,130	75,707	78,796	79,115
CPA®:16 – Global other income	9,818	9,948	10,055	9,916	11,016
CPA®:17 – Global pro rata lease revenue	73,974	68,431	62,258	61,027	58,691
CPA®:17 – Global other income	19,061	26,681	11,870	12,651	12,063
CWI hotel revenue	11,282	6,257	5,868	846	-
CWI other income	132	121	928	-	417
Total Adjusted Real Estate Revenue (c)	$272,220	$268,475	$248,185	$245,376	$250,703

(a)   Other real estate income generally consists of revenue from Carey Storage, a subsidiary that invests in domestic self-storage properties, and Livho, Inc., a subsidiary that operates a hotel franchise. Other real estate income also includes lease termination payments and other non-rent related revenues from real estate ownership, and as a result, we expect other real estate income to fluctuate period to period.

(b)   For the three months ended September 30, 2012 represents pro rata lease revenue from CPA®:15 through September 28, 2012, the date of the Merger.

(c)   Total Adjusted Real Estate Revenue is a non-GAAP measure. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 15

Adjusted G&A

(in thousands) (unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
General and administrative, as reported	$28,973	$36,490	$54,828	$26,582	$26,909
Less:
Merger-related expenses (a)	(111)	(1,049)	(25,895)	(2,617)	(2,102)
Dealer manager fee-related expenses (b)	(1,963)	(6,913)	(4,046)	(4,015)	(2,813)
Stock-based compensation expense (c)	(9,149)	(6,492)	(9,805)	(4,495)	(5,260)
Add:
Reimbursable expenses (d)	6,086	4,533	3,920	3,978	3,878
Adjusted G&A (e)	$23,836	$26,569	$19,002	$19,433	$20,612

Total Adjusted Real Estate Revenue	$272,220	$268,475	$248,185	$245,376	$250,703
As a % of Total Adjusted Real Estate Revenue	8.8%	9.9%	7.7%	7.9%	8.2%

(a)          Represents expenses incurred in connection with the September 28, 2012 Merger with CPA®:15, which are excluded because they are considered to be non-recurring in nature.

(b)          Represents a reimbursement of dealer manager fee-related expenses, which substantially offsets Dealer manager fees. Dealer manager fees are not included in the calculation of Total Adjusted Real Estate Revenue; therefore, the offsetting expense is excluded from the calculation of Adjusted G&A expense.

(c)          A non-cash expense, this is reflected in the diluted share count.

(d)         Effective January 1, 2013, we have included reimbursable expenses in the Adjusted G&A presentation. Results for the prior quarter periods have been adjusted to conform to the current period.

(e)          Adjusted G&A and Total Adjusted Real Estate Revenue are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 16

Business Segment and Financial Information (Pro Rata-Basis)

(in thousands, except share and per share amounts) (unaudited)

REAL ESTATE OWNERSHIP	Three Months Ended March 31, 2013	Annualized
Pro Rata NOI (Includes JVs) (a) (d)
Pro Rata NOI	$77,328	$309,312

Special General Partnership Interest in Cash Flow (Managed REITs)	Three Months Ended March 31, 2013	Annualized
CPA®:16 – Global operating partnership	$3,614	$14,456
CPA®:17 – Global operating partnership	4,277	17,108
Total	$7,891	$31,564

Other Real Estate Income	Revenues	Expenses	Three Months Ended March 31, 2013	Annualized
Storage and hotel income	$4,289	$2,734	$1,555	$6,220

Managed REITs - Shares Owned	Current Annualized Distribution	Distributions Received by WPC	Most Recent NAV / Offering Price per Share (b)	Shares Owned	Total Value
CPA®:16 – Global (18.5% ownership)	6.7%	$6,223	$8.70	37,553,551	$326,716
CPA®:17 – Global (1.4% ownership)	6.5%	593	$10.00	4,418,143	44,181
CWI (0.5% ownership)	6.0%	3	$10.00	105,450	1,055
Total		$6,819		42,077,144	$371,952

INVESTMENT MANAGEMENT (c)	Trailing Twelve Months Ended March 31, 2013	Three Months Ended March 31, 2013	Annualized
Asset management revenue	$38,809	$10,015	$40,060
Structuring revenue	47,059	6,342	25,368
Dealer manager fees	17,350	1,223	4,892
Total	$103,218	$17,580	$70,320

CONSOLIDATED BALANCE SHEET INFORMATION
Assets		Liabilities
Cash	$111,564	Pro rata debt (Includes JVs) (d)	$1,644,437
Due from affiliates	34,625	Line of Credit	298,000
Other assets, net	136,420	Accounts Payable	317,520
		Income Taxes, net	20,847
		Distributions Payable	57,128

Shares Outstanding	68,762,259

(a)           Refer to schedule on the following page for a reconciliation from reported lease revenues and property expenses to pro rata lease revenues and pro rata non-reimbursable property expenses that includes our joint venture (“JV”) interests.

(b)           The estimated net asset value per share (“NAV”) of CPA®:16 – Global is as of December 31, 2012. NAVs have not been determined for CPA®:17 – Global and CWI; therefore their offering prices have been presented in the table above.

(c)           Excludes the asset management revenue related to CPA®:15, which ceased upon the completion of the Merger on September 28, 2012.

(d)           Pro rata NOI and pro rata debt are non-GAAP measures. See the Terms and Definitions section that begin on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 17

Pro Rata NOI

(in thousands) (unaudited)

Reconciliation of Pro Rata NOI	Three Months Ended March 31, 2013	Annualized
Pro Rata Lease Revenue
Total lease revenue – as reported	$75,297	$301,188
Total lease revenue – discontinued operations	163	652
Total consolidated lease revenue	75,460	301,840
Add: Pro rata share of revenue from equity investments	9,977	39,908
Less: Pro rata share of revenue due to noncontrolling interests	(10,176)	(40,704)
Total pro rata lease revenue (a)	75,261	301,044
Less: Straight line rent amortization	(2,099)	(8,396)
Less: Above - and below -market rent intangible lease amortization	6,153	24,612
Total Pro Rata Cash Lease Revenues	79,315	317,260
Pro Rata Non-Reimbursable Property Expenses:
Property expenses – as reported	5,152	20,608
Property expenses – discontinued operations	133	532
Total consolidated property expenses	5,285	21,140
Less: Reimbursable property expenses (b)	(3,371)	(13,484)
Total non-reimbursable property expenses	1,914	7,656
Add: Pro rata share of non-reimbursable property expenses from equity investments	275	1,100
Less: Pro rata share of non-reimbursable property expenses due to noncontrolling interests	(202)	(808)
Total Pro Rata Non-Reimbursable Property Expenses	1,987	7,948
Pro Rata NOI (c)	$77,328	$309,312

(a)          Total pro rata lease revenues differ from the amount presented in the reconciliation of Consolidated Statement of Income to AFFO due to the inclusion of discontinued operations.

(b)          Reimbursable property expenses are substantially offset by revenues recorded in other real estate income; therefore, these reimbursements are not included in lease revenue.

(c)          Pro rata NOI is a non-GAAP measure. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP financial measures.

Investing for the long runTM | 18

Portfolio Debt Overview (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of March 31, 2013
Portfolio Debt Maturity

Year of Maturity	Balloon Payments		Other Principal Payments		Debt Maturity
Remaining 2013	$36,406		$268		$36,674
2014	552,460	(a)	20,272	(a)	572,732
2015	154,458		6,607		161,065
2016	59,078		5,340		64,418
2017	234,792		18,152		252,944
2018	154,793		26,036		180,829
2019	28,106		11,037		39,143
2020	123,830		28,326		152,156
2021	28,776		10,168		38,944
2022	159,194		43,245		202,439
2023	61,267		69,834		131,101
Thereafter	34,473		75,519		109,992
Total (b)	$1,627,633		$314,804		$1,942,437

Debt Maturity Analysis(b)

(a)          Amount includes outstanding recourse debt under the senior credit facility.

(b)          Debt maturity data is presented on a pro rata basis. Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 19

Portfolio Debt Overview (Pro Rata-Basis)

(Continued)

(in thousands, except percentages) (unaudited)

As of March 31, 2013
Fixed- and Variable-Rate Pro Rata Debt

Non-Recourse Debt	Total Outstanding Balance	Percent of Total
Fixed	$1,278,566	65.8%
Variable – Swapped	215,875	11.1%
Variable – Future Rate Reset (Variable)	22,700	1.2%
Variable – Capped	124,170	6.4%
Variable – Floating	3,126	0.2%
	1,644,437	84.7%
Recourse Debt
Variable – Senior Credit Facility	298,000	15.3%
Total Debt Pro Rata Outstanding (a)	$1,942,437	100.0%

(a)          Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP financial measures.

Investing for the long runTM | 20

Detailed Debt Summary (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of March 31, 2013 Detailed Debt Summary

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata Outstanding Balance (a)
Multiple Tenants	Jul-13	4.40%	Variable – Swapped	65%	$13,045
AutoZone, Inc.	Aug-13	6.85%	Fixed	100%	193
AutoZone, Inc.	Aug-13	6.85%	Fixed	100%	20
American Pad & Paper, LLC	Oct-13	6.53%	Fixed	100%	5,172
Danka Office Imaging Company	Oct-13	6.71%	Fixed	100%	18,244
LifeTime Fitness, Inc.	Jan-14	6.43%	Fixed	100%	21,938
US Airways Group, Inc.	Apr-14	4.20%	Variable – Capped	79%	13,537
U-Haul Moving Partners Inc. & Mercury Partners, LP	May-14	6.45%	Fixed	58%	88,285
Actuant Corporation	May-14	6.82%	Fixed	50%	5,059
TietoEnator Plc	Jul-14	5.16%	Fixed	60%	34,191
Northrop Grumman Systems Corporation & Overland Storage Inc.	Aug-14	6.18%	Fixed	100%	17,294
Plexus Corporation	Aug-14	7.25%	Fixed	100%	4,790
Carrefour France SAS	Dec-14	1.21%	Variable – Capped	100%	89,638
Pohjola Non-Life Insurance Company LTD	Jan-15	4.59%	Fixed	60%	35,198
Sports Wholesale, Inc.	May-15	6.45%	Variable – Swapped	100%	4,391
Hellweg Die Profi-Baumärkte GmbH Und Co.	May-15	4.50%	Fixed	75%	64,112
Custom Food Products, LLC	Aug-15	10.00%	Fixed	100%	113
Wagon Automotive Nagold GmbH & Waldaschaff Automotive	Aug-15	6.64%	Fixed	33%	6,205
Lowes Home Improvement Warehouse	Sep-15	4.87%	Fixed	100%	8,201
Bouygues Telecom	Oct-15	3.07%	Fixed	95%	4,439
The American Bottling Company	Nov-15	5.13%	Fixed	100%	28,193
Tata Steel UK Limited	Nov-15	6.17%	Fixed	100%	10,213
Humco Holding Group, Inc.	Feb-16	4.75%	Fixed	100%	2,653
World Color Printing (USA) Corp.	May-16	5.30%	Fixed	100%	4,823
Fiserv, Inc.	Jun-16	6.18%	Fixed	100%	28,235
Various self-storage facilities	Jul-16	6.27%	Variable – Future Rate Reset	40%	5,859
Sprint Spectrum Realty Company, L. P.	Aug-16	4.85%	Fixed	100%	8,095
Del Monte Corporation	Aug-16	4.80%	Fixed	50%	5,403
Multiple Tenants	Oct-16	5.01%	Fixed	75%	9,350
Consolidated Systems, Inc.	Nov-16	5.87%	Fixed	60%	6,569
Hellweg Die Profi-Baumärkte GmbH & Co KG	Jan-17	5.49%	Fixed	43%	7,845
Hellweg Die Profi-Baumärkte GmbH & Co KG	Jan-17	5.49%	Fixed	40%	131,434
Hellweg Die Profi-Baumärkte GmbH Und Co.	Jan-17	6.74%	Fixed	40%	(11,686)
SaarOTEC	Jan-17	5.32%	Fixed	50%	4,378
Rave Motion Pictures Baton Rouge LLC	Feb-17	5.60%	Fixed	100%	9,985
Qwest Communications, Inc.	Feb-17	4.50%	Fixed	100%	1,219
TSI Newton, LLC	May-17	5.59%	Fixed	44%	3,350
24 Hour Fitness USA, Inc.	Jun-17	5.50%	Variable – Floating	100%	3,126

Investing for the long runTM | 21

Detailed Debt Summary (Pro Rata-Basis)

(Continued)

(in thousands, except percentages) (unaudited)

As of March 31, 2013 Detailed Debt Summary

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata Outstanding Balance (a)
Amylin Pharmaceuticals, Inc.	Jul-17	6.20%	Fixed	100%	$33,458
Walgreens Co.	Jul-17	5.67%	Fixed	100%	22,000
Arch Chemicals, Inc.	Oct-17	4.83%	Fixed	100%	7,659
Advanced Micro Devices	Sep-17	5.80%	Fixed	33%	18,263
PetSmart, Inc.	Nov-17	5.75%	Fixed	100%	2,587
The United States Playing Card Company & Alstom Power	Dec-17	4.02%	Fixed	100%	5,689
The United States Playing Card Company & Alstom Power	Dec-17	4.02%	Fixed	100%	6,241
Wanbishi Archives Co. Ltd.	Dec-17	2.00%	Fixed	3%	827
OBI Group	Mar-18	5.10%	Variable – Swapped	75%	107,541
The New York Times Company	Apr-18	2.81%	Variable – Capped	18%	20,995
MediMedia USA, Inc.	Apr-18	5.90%	Fixed	100%	10,771
OBI Group	Mar-18	5.48%	Variable – Swapped	100%	8,033
Kerr Corporation	Oct-18	7.23%	Fixed	100%	7,353
Omnicom Group, Inc.	Oct-18	6.77%	Fixed	100%	26,136
Various self-storage facilities	Feb-19	7.03%	Variable – Future Rate Reset	40%	12,403
Barnes & Noble, Inc.	Feb-19	3.70%	Variable – Swapped	100%	3,471
Orbital Sciences Corporation	Jul-19	7.75%	Fixed	100%	11,903
Universal Technical Inst. of CA, Inc.	Nov-19	6.27%	Fixed	100%	11,366
24 Hour Fitness USA, Inc.	Jan-20	6.10%	Fixed	100%	3,084
C1000 Logistiek Vastgoed B.V.	Mar-20	3.75%	Variable – Swapped	15%	10,673
C1000 Logistiek Vastgoed B.V.	Mar-20	8.49%	Variable – Swapped	15%	2,885
Merit Medical Systems, Inc.	Apr-20	6.50%	Fixed	100%	13,008
JP Morgan Chase Bank, National Assoc.	Jul-20	5.47%	Variable – Swapped	100%	33,484
Prefecture de Police (Paris, France)	Aug-20	4.36%	Fixed	50%	35,556
Self-Storage Facility in Pensacola, FL	Nov-20	6.25%	Variable – Future Rate Reset	100%	1,791
Federal Express Corporation	Dec-20	5.48%	Fixed	100%	51,675
Universal Technical Inst. of Penn., Inc.	Jan-21	6.15%	Fixed	100%	12,996
SymphonyIRI Group, Inc.	Feb-21	5.96%	Fixed	100%	15,396
Datalogic Scanning, Inc.	Feb-21	5.80%	Fixed	100%	4,703
PetSmart, Inc.	Sep-21	6.50%	Fixed	30%	5,849
Integracolor, Ltd.	Mar-22	4.37%	Variable – Swapped	100%	6,858
24 Hour Fitness USA, Inc.	Apr-22	6.29%	Fixed	100%	4,055
Belgium Government	May-22	6.23%	Fixed	100%	10,642
EADS North America Defense Test & Services	Jun-22	4.70%	Fixed	100%	8,426
Anthony’s Manufacturing Company	Jun-22	4.65%	Fixed	100%	6,964
Foster Wheeler Realty Services	Aug-22	3.89%	Variable – Swapped	100%	25,494
Marriott Courtyard	Oct-22	5.04%	Fixed	100%	140,000
Pactiv Corporation	Mar-23	6.32%	Fixed	100%	6,401

Investing for the long runTM | 22

Detailed Debt Summary (Pro Rata-Basis)

(Continued)

(in thousands, except percentages) (unaudited)

As of March 31, 2013 Detailed Debt Summary

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata Outstanding Balance (a)
Benchmark Electronics Manufacturing, Inc.	Apr-23	6.36%	Fixed	100%	$5,123
True Value Company	Jan-23	4.26%	Fixed	50%	16,187
True Value Company	Feb-23	4.25%	Fixed	50%	14,972
Kraft Foods Group	Feb-23	4.05%	Fixed	100%	36,500
Hologic, Inc.	May-23	6.40%	Fixed	100%	12,754
Galyan’s Trading Company	Sep-23	7.32%	Fixed	100%	11,039
Grande Communications Networks, Inc.	Sep-23	6.72%	Fixed	100%	5,231
Rexam Consumer Plastics, Inc.	Oct-23	6.30%	Fixed	100%	12,649
EDS Customer Relationship Mgmt. Inc.	Dec-23	6.20%	Fixed	100%	10,245
World Airways, Inc.	Jun-24	6.76%	Fixed	100%	3,909
Dick’s Sporting Goods	Oct-24	7.46%	Fixed	100%	4,142
Shaklee Corporation	Oct-24	5.54%	Fixed	100%	12,676
Berry Plastics Corporation	Nov-24	5.54%	Fixed	100%	14,944
Plumbmaster, Inc.	Nov-24	5.54%	Fixed	100%	4,441
Universal Technical Institute of Arizona	Dec-24	5.82%	Fixed	100%	13,140
24 Hour Fitness USA, Inc.	Jan-25	7.63%	Variable – Future Rate Reset	100%	2,647
The Talaria Company, LLC	Jun-25	6.26%	Fixed	30%	7,956
Google, Inc.	Nov-25	5.15%	Fixed	100%	23,887
Oriental Trading Company, inc.	Sep-26	6.56%	Fixed	100%	22,250
Total Non-Recourse Debt					$1,644,437

Weighted-Average Cost of Non-Recourse Debt		5.21%

Unsecured - Senior Credit Facility	Dec-14	1.94%	Variable – Floating	100%	298,000

Weighted-Average Cost of Total Debt		4.70%

Total Pro Rata Debt (b)					$1,942,437

(a)               Based upon applicable exchange rates at March 31, 2013.

(b)               Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP financial measures.

Investing for the long runTM | 23

Selected Data for the Managed REITs

(in thousands, except share amounts, per share amounts and percentages) (unaudited)

As of March 31, 2013
Selected Data for the Managed REITs

	Ownership	Shares Outstanding	Most Recent Offering Price/NAV (a)	Current Annualized Distribution (b)	Distributions Received by WPC	Asset Management Revenue (c)	Structuring Revenue (d)	Special General Partnership Distributions
CPA®:16 – Global	0.0%	203,478,877	$8.70	6.7%	$6,223	0.50%	4.5%	10.0%
CPA®:17 – Global	1.4%	309,251,602	10.00	6.5%	593	0.50%	4.5%	10.0%
CWI	0.0%	23,597,961	10.00	6.0%	3	0.50%	2.5%	10.0%

			Inception Date	Square Feet	Total Domestic AUM	Total International AUM	Total AUM	Total Debt
CPA®:16 – Global			2003	46,848	$2,529,699	$1,050,131	$3,579,830	$1,721,252
CPA®:17 – Global			2007	36,363	2,356,839	1,575,371	3,932,210	1,781,816
CWI			2010	N/A	386,580	-	386,580	173,435
Total				83,211	$5,273,118	$2,625,502	$7,898,620	$3,676,503

(a)          WPC generally calculates the NAV for each of the Managed REITs, relying in part on an estimate of the fair market value of each of the Managed REITs’ real estate portfolio provided by a third party, adjusted to give effect to the estimated fair value of mortgages encumbering the Managed REITs’ assets as well as other adjustments. The NAVs are based on a number of variables, including individual tenant credits, lease terms, lending credit spreads, foreign currency exchange rates and tenant defaults, among others. The NAV of CPA®:16 — Global is as of December 31, 2012. NAVs have not been determined for CPA®:17 — Global and CWI.

(b)          The current annualized distribution rate is based on quarterly distribution rate for the first quarter of 2013 (rate is not guaranteed). For CWI, approximately 83% of its first quarter distribution was paid in cash, with the remaining 17% paid in shares of its common stock.

(c)          We generally earn asset management revenue of 0.5% per annum of average invested assets. For CPA®:17 — Global, we earn asset management revenue ranging from 0.5% per annum of average market value for long-term net leases and certain other types of real estate investments up to 1.75% per annum of the average equity value for certain types of securities. For 2013, we have elected to receive all base asset management revenue in shares of each of the Managed REITs common stock.

(d)         We generally receive structuring revenue of up to an average of 4.5% of the total cost of all investments made by each CPA® REIT. For certain types of non-long term net lease investments acquired on behalf of CPA®:17 — Global, structuring revenue may range from 0% to 1.75% of the equity invested plus the related structuring revenue. For CWI, we earn structuring revenue of 2.5% of the total investment cost of the properties acquired.

Investing for the long runTM | 24

Joint Venture Information

(in thousands, except percentages) (unaudited)

	As of March 31, 2013
	WPC	Remaining	Carrying Value at
Lessee	Ownership Interest	Interest	March 31, 2013	December 31, 2012
Schuler A.G.	67%	50% - CPA®:16 – Global	$62,564	$62,006
Hellweg Die Profi-Baumärkte GmbH & Co. KG (Hellweg 2)	40%	25% - CPA®:16 – Global	40,236	42,387
Advanced Micro Devices	33%	33.34% - CPA®:16 – Global	24,027	23,667

The New York Times Company	18%	5% - Third party	20,836	20,584
C1000 Logistiek Vastgoed B.V.	15%	85% - CPA®:17 – Global	13,824	14,929
Del Monte Corporation	50%	40% - CPA®:16 – Global	7,969	8,318
U. S. Airways Group, Inc.	75%	25.42% - Third party	7,928	7,995
The Talaria Company (Hinckley)	30%	70% - CPA®:16 – Global	7,842	7,702
The Upper Deck Company	50%	50% - CPA®:16 – Global	7,187	7,198
Waldaschaff Automotive GmbH and Wagon Automotive Nagold GmbH	33%	67% - CPA®:17 – Global	6,173	6,323
Builders FirstSource, Inc.	40%	60% - CPA®:16 – Global	5,097	5,138
PetSmart, Inc.	30%	27% - CPA®:16 – Global; 33% - CPA®:17 – Global	3,825	3,808
Consolidated Systems, Inc.	60%	63.4% - Third parties	3,249	3,278
Wanbishi Archives Co. Ltd.	3%	97% - CPA®:17 – Global	484	(736)
SaarOTEC	50%	50% - CPA®:16 – Global	(176)	(116)
			$211,065	$212,481

Investing for the long runTM | 25

Portfolio Information – Diversification by Rent and Historical Occupancy

(Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of March 31, 2013

Tenant / Lease Guarantor	Annualized Contractual Minimum Base Rent	Percent
Hellweg Die Profi-Baumärkte GmbH Und Co. (a)	$25,992	8.2%
U-Haul Moving Partners Inc./Mercury Partners, LP	18,741	5.9%
Marriott Corporation	16,100	5.1%
Carrefour France SAS (a)	16,054	5.1%
OBI Group (a)	13,232	4.2%
UTI Holdings, Inc.	10,108	3.2%
Federal Express Corp.	7,574	2.4%
True Value Company	7,243	2.3%
Foster Wheeler	6,510	2.1%
Fiserv, Inc.	5,472	1.7%
Total (c)	$127,026	40.2%

Weighted-Average Lease Term for Portfolio	8.8	years

Historical Occupancy (b)

(a)          Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)          Pre-Merger periods include pro forma combined occupancy rates for WPC and CPA®:15.

(c)   Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 26

Portfolio Information – Diversification by Property Type (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of March 31, 2013

Property Type	Square Footage	Percent
Industrial	12,672	32.5%
Warehouse/Distribution	9,775	25.0%
Office	5,887	15.1%
Retail	4,856	12.4%
Self Storage	3,354	8.6%
Other Properties (a)	2,491	6.4%
Total (b)(c)	39,035	100.0%

Property Type	Annualized Contractual Minimum Base Rent	Percent
Office	$90,606	28.5%
Industrial	70,852	22.3%
Retail	49,896	15.7%
Warehouse/Distribution	48,485	15.3%
Other Properties (a)	38,855	12.2%
Self Storage	18,741	6.0%
Total (b)(c)	$317,435	100.0%

Portfolio Diversification by Property Type (b)(c) (based on square footage)	Portfolio Diversification by Property Type (b)(c) (based on annualized contractual minimum base rent)

(a)          Other properties include hospitality, education, health & fitness, and theaters.

(b)          Excludes all operating properties.

(c)          Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 27

Portfolio Information – Diversification by Tenant Industry (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of March 31, 2013

Industry Type (a)	Square Footage	Percent	Annualized Contractual Minimum Base Rent	Percent
Retail Trade	8,459	21.7%	$68,561	21.6%
Electronics	2,292	5.9%	27,242	8.6%
Business and Commercial Services	1,364	3.5%	26,364	8.3%
Healthcare, Education and Childcare	1,689	4.3%	20,297	6.4%
Hotels and Gaming	1,036	2.7%	16,100	5.1%
Beverages, Food, and Tobacco	2,395	6.1%	15,441	4.9%
Chemicals, Plastics, Rubber, and Glass	3,110	8.0%	14,308	4.4%
Telecommunications	922	2.4%	12,313	3.9%
Buildings and Real Estate	2,180	5.6%	12,182	3.8%
Media: Printing and Publishing	1,708	4.4%	11,870	3.7%
Leisure, Amusement, Entertainment	564	1.4%	10,756	3.4%
Transportation - Cargo	624	1.6%	10,095	3.2%
Transportation - Personal	1,367	3.5%	9,704	3.1%
Construction and Building	2,191	5.6%	8,976	2.8%
Automobile	2,091	5.4%	8,748	2.8%
Federal, State and Local Government	254	0.6%	6,188	1.9%
Machinery	1,012	2.6%	5,999	1.9%
Insurance	511	1.3%	5,443	1.7%
Aerospace and Defense	760	1.9%	5,076	1.6%
Consumer and Durable Goods	877	2.2%	5,033	1.6%
Other (b)	3,143	8.1%	16,739	5.3%
Vacancies	486	1.2%	-	0.0%
Total (c)(d)	39,035	100.0%	$317,435	100.0%

(a)          Based on the Moody’s Classification System and information provided by the tenant.

(b)          Includes rent from tenants in the following industries: forest products and paper; grocery; banking; mining, metals, and primary metal industries; consumer non-durable goods; textiles, leather, and apparel; and multi-tenant properties.

(c)          Excludes all operating properties.

(d)   Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Portfolio Revenues – Contractual Increases (a)(b)

(based on annualized contractual minimum base rent)

(a)          Pro rata rents and applicable exchange rates as of March 31, 2013.

(b)   Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 28

Portfolio Information – Diversification by Geography (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of March 31, 2013

Property Type	Square Footage	Percent	Property Type	Annualized Contractual Minimum Base Rent	Percent
U.S.			U.S.
South	10,238	26.2%	South	$69,768	22.0%
West	6,962	17.8%	West	69,703	22.0%
Midwest	6,267	16.1%	East	48,904	15.4%
East	5,746	14.7%	Midwest	41,542	13.1%
U.S. Total	29,213	74.8%	U.S. Total	229,917	72.5%

International			International
Germany	3,453	8.8%	Germany	33,870	10.7%
France	3,451	8.8%	France	22,813	7.2%
Poland	1,399	3.6%	Poland	13,232	4.1%
Other (a)	1,519	4.0%	Other (a)	17,603	5.5%
International Total	9,822	25.2%	International Total	87,518	27.5%
Total (b)(c)	39,035	100.0%	Total (b)(c)	$317,435	100.0%

Portfolio Diversification by Geography (b)(c) (based on square footage)	Portfolio Diversification by Geography (b)(c) (based on annualized contractual minimum base rent)

(a)          Includes assets in Belgium, Finland, the Netherlands, Spain, the United Kingdom and Japan.

(b)          Excludes all operating properties.

(c)   Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 29

Portfolio Information – Lease Maturities (Pro Rata-Basis)

(in thousands, except percentages and number of leases) (unaudited)

As of March 31, 2013

Year of Lease Expiration (a)	Number of Leases Expiring	Square Feet	As % of Total Portfolio	Annualized Contractual Minimum Base Rent	As % of Total Portfolio
2013 (b)	5	290	0.7%	$2,681	0.8%
2014	19	3,635	9.3%	24,244	7.6%
2015	11	1,319	3.4%	14,983	4.7%
2016	17	2,263	5.8%	20,688	6.5%
2017	12	1,836	4.7%	10,632	3.3%
2018	18	2,451	6.3%	22,908	7.2%
2019	11	1,539	3.9%	24,777	7.8%
2020	9	2,173	5.6%	13,414	4.2%
2021	7	1,246	3.2%	8,608	2.7%
2022	15	3,500	9.0%	25,335	8.0%
2023	13	5,272	13.5%	42,094	13.3%
2024	28	6,248	16.0%	45,872	14.5%
2025	6	462	1.2%	5,908	1.9%
2026	7	646	1.7%	3,322	1.0%
Thereafter	17	5,669	14.5%	51,969	16.5%
Vacant	-	486	1.2%	-	0.0%
Total (c)(d)	195	39,035	100.0%	$317,435	100.0%

(a)	Assumes tenant does not exercise renewal option.
(b)	Month-to-month properties are counted in 2013 revenue stream.
(c)	Excludes all operating properties.
(d)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 30

Investment Activity – Owned Portfolio – Acquisitions and Dispositions

(in thousands, except square footage) (unaudited)

For the Three Months Ended March 31, 2013

Acquisitions - Owned Portfolio

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Purchase Price(a)	Closing Date	Property Type(s)	Gross Square Footage
WPC	Kraft Foods Group, Inc.	Northfield, IL	$72,360	Jan-13	Office	679,109
Total Owned Portfolio Acquisitions			$72,360			679,109

Dispositions - Owned Portfolio

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Date	Property Type(s)	Gross Square Footage
WPC	Childtime Childcare, Inc.	Naperville, IL	$1,445	Jan-13	Education	7,893
WPC	Garden Ridge, L.P.	Oklahoma City, OK	9,790	Mar-13	Retail	141,585
Total Owned Portfolio Dispositions			$11,235			149,478

(a)          Includes capitalized transaction costs, where applicable.

Investing for the long runTM | 31

Investment Activity – Managed REITs – Acquisitions

(in thousands, except square footage) (unaudited)

Managed REITs - Acquisitions

Acquisitions - Leased Properties
Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Purchase Price (a)	Closing Date	Property Type(s)	Gross Square Footage
CPA®:17 – Global	Penda Corporation	Portage, WI	$10,871	Jan-13	Industrial	270,500
CPA®:17 – Global	Live Nation Entertainment, Inc.	Dallas, TX	15,700	Feb-13	Retail	61,876
CPA®:17 – Global	Harbor Freight Tools USA, Inc. (b)	Dillon, SC	39,004	Mar-13	Warehouse/Distribution	BTS
Total Acquisitions - Leased Properties			$65,575			332,376

Acquisitions - Self Storage
Portfolio(s)	Property Type	Property Location(s)	Purchase Price (a)	Closing Date
CPA®:17 – Global	Self-Storage Facility	Cathedral City, CA	$2,755	Mar-13
Total Acquisitions - Self-Storage Properties			$2,755

Acquisitions - Hospitality
Portfolio(s)	Property Type	Property Location(s)	Purchase Price (a)	Closing Date
CWI	Hospitality	Memphis, TN; Atlanta, GA; Frisco, TX; Birmingham, AL; Baton Rouge, LA	$94,600	Feb-13
CWI	Hospitality	Pittsburgh, PA	29,900	Mar-13
Total Acquisitions - Hospitality Properties			$124,500

Total Acquisitions			$192,830

Investing for the long runTM | 32

Investment Activity – Managed REITs – Acquisitions - Notes

(a)     Includes capitalized transaction costs, where applicable.

(b)     Acquisition includes a build-to-suit (“BTS”) transaction.  Purchase price represents total commitment for BTS funding. Gross square footage amounts cannot be determined at this time.

Investing for the long runTM | 33

Investment Activity – Managed REITs – Dispositions

(in thousands, except square footage) (unaudited)

For the Three Months Ended March 31, 2013

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Date	Property Type	Gross Square Footage
CPA®:16 – Global	Vacant (formerly Barjan LLC)	Rock Island, IL	$7,410	Feb-13	Warehouse/Distribution	241,950
CPA®:16 – Global	Childtime Childcare, Inc.	Patchogue, NY	575	Mar-13	Education	7,894
CPA®:16 – Global	Vacant (fo rmerly Metagenics, Inc.)	San Clemente, CA	11,263	Mar-13	Industrial	88,070
CPA®:16 – Global	Garden Ridge, L.P.	Tulsa, OK	9,810	Mar-13	Retail	141,659
Total Dispositions			$29,058			479,573

Investing for the long runTM | 34

Tenants by Annualized Contractual Minimum Base Rent (Pro Rata-Basis)

(in thousands, except number of locations, square footage and percentages) (unaudited)

As of March 31, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
Hellweg Die Profi-Baumärkte GmbH Und Co. KG	Germany	53	2,308	$25,992	8.2%	CPI	Retail	Retail Stores
U-Haul Moving Partners Inc/Mercury Partners, LP	AL; AZ; CO; FL; GA; IL; IN; KS; LA; MA; MD; MN; MO; MS; NC; NJ; NM; NV; NY; OH; OK; TN; TX; VA	78	3,354	18,741	5.9%	CPI	Self-Storage	Buildings and Real Estate; Transportation - Personal
Marriott Corporation	CA; FL; IL; IN; KY; MD; NJ; NM; WA	12	1,036	16,100	5.1%	OTHER	Other Properties	Hotels and Gaming
Carrefour France, SAS	France	8	2,940	16,054	5.1%	CPI; FIXED	Warehouse/Distribution	Retail Stores
OBI Group	Poland	18	1,399	13,232	4.2%	CPI	Office; Retail	Retail Stores
UTI Holdings, Inc.	Glendale Heights, IL (2); Rancho Cucamonga, CA; Exton, PA; Avondale, AZ	5	807	10,108	3.2%	CPI, FIXED	Other Properties	Healthcare, Education and Childcare
Federal Express Corporation	College Station, TX; Collierville, TN; Corpus Christi, TX	3	433	7,574	2.4%	CPI; FIXED	Office; Warehouse/Distribution	Transportation - Cargo
True Value Company	Corsicana, TX; Fogelsville, PA; Jonesboro, GA; Kansas City, MO; Kingman, AZ; Springfield, OR; Woodland, CA	7	1,814	7,243	2.3%	FIXED	Industrial; Warehouse/Distribution	Construction and Building
Foster Wheeler Realty Services	Clinton, NJ	1	292	6,510	2.0%	CPI	Office	Business and Commercial Services
Fiserv, Inc.	Norcross, GA	1	221	5,472	1.7%	CPI; FIXED	Land; Office	Business and Commercial Services
Pohjola Non-Life Insurance Company LTD	Finland	1	511	5,443	1.7%	CPI	Office	Insurance
Tieto OYJ	Finland	2	280	5,149	1.6%	CPI	Office	Electronics
Kraft Foods Group, Inc.	Northfield, IL	1	679	5,000	1.6%	NONE	Office	Beverages, Food, and Tobacco
LTF Real Estate Company, Inc.	Canton, MI; Rochester Hills, MI	2	279	4,672	1.5%	FIXED	Other Properties	Leisure, Amusement, Entertainment
Schuler AG	Germany	1	498	4,585	1.4%	CPI	Industrial	Machinery
The New York Times Company	New York, NY	1	126	4,489	1.4%	FIXED	Office	Media: Printing and Publishing
Dr. Pepper Snapple Group, Inc.	Houston, TX; Irving, TX	2	722	4,464	1.4%	CPI	Industrial	Beverages, Food, and Tobacco

Investing for the long runTM | 35

Tenants by Annualized Contractual Minimum Base Rent (Pro Rata-Basis)

(Continued)

(in thousands, except number of locations, square footage and percentages) (unaudited)

As of March 31, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
Prefecture de Police	France	1	121	$4,346	1.4%	CPI	Office	Federal, State and Local Government
Omnicom Group, Inc.	Playa Vista, CA	1	120	4,346	1.4%	CPI	Office	Business and Commercial Services
Oriental Trading Company, inc.	La Vista, NE	1	736	4,215	1.3%	CPI	Warehouse/Distribution	Consumer and Durable Goods
HP Enterprise Services, LLC	Louisville, CO	1	404	4,185	1.3%	CPI	Industrial	Telecommunications
JPMorgan Chase Bank, National Assoc.	Fort Worth, TX	1	384	4,000	1.3%	CPI	Office	Banking
24 Hour Fitness USA, Inc.	Austin, TX; Bedford, TX; Englewood, CO; Memphis, TN	4	181	3,994	1.3%	CPI; FIXED	Other Properties	Leisure, Amusement, Entertainment
Berry Plastics Corporation	Alsip, IL; Solvay, NY; Tolleson, AZ	4	941	3,992	1.3%	CPI	Industrial	Chemicals, Plastics, Rubber, and Glass
Advanced Micro Devices	Sunnyvale, CA	1	121	3,981	1.3%	CPI	Industrial	Electronics
Amylin Pharmaceuticals, Inc.	San Diego, CA	2	144	3,844	1.2%	FIXED	Office	Business and Commercial Services
Hologic, Inc.	Bedford, MA; Danbury, CT	2	269	3,816	1.2%	CPI	Industrial	Electronics
Konica Minolta Business Solutions U.S.A., Inc.	St. Petersburg, FL	2	338	3,815	1.2%	CPI	Office	Electronics
Dick’s Sporting Goods, Inc.	Buffalo, NY; Freehold, NJ; Greenwood, IN (2)	4	341	3,377	1.1%	CPI, FIXED	Retail	Retail Stores
Orbital Sciences Corporation	Chandler, AZ	1	355	3,307	1.0%	CPI	Industrial	Aerospace and Defense
Rexam Healthcare Packaging Inc.	Buffalo Grove, IL; Excelsior Springs, MO; North Versailles, PA; St. Petersburg, FL; West Lafayatte, IN	5	616	3,243	1.0%	CPI	Industrial	Chemicals, Plastics, Rubber, and Glass
MBM-Beef	Lewisville, TX; Orlando, FL; Rocky Mount, NC	4	556	3,076	1.0%	FIXED	Warehouse/Distribution	Beverages, Food, and Tobacco
Shaklee Corporation	Pleasanton, CA	1	112	2,954	0.9%	FIXED	Office	Healthcare, Education and Childcare
US Airways Group, Inc.	Tempe, AZ	1	168	2,937	0.9%	CPI	Office	Transportation - Personal
Tower Automotive Operations USA I, LLC	Auburn, IN; Bluffton, OH; Milan, TN	3	844	2,919	0.9%	CPI	Industrial	Automobile

Investing for the long runTM | 36

Tenants by Annualized Contractual Minimum Base Rent (Pro Rata-Basis)

(Continued)

(in thousands, except number of locations, square footage and percentages) (unaudited)

As of March 31, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
SymphonyIRI Group, Inc.	Chicago, IL	1	160	$2,520	0.8%	CPI	Office	Business and Commercial Services
MediMedia USA, Inc.	Lower Makefield, PA	1	107	2,331	0.7%	CPI	Office	Media: Printing and Publishing
C1000 Logistiek Vastgoed B.V.	Netherlands	6	307	2,280	0.7%	CPI	Warehouse/Distribution	Grocery
AutoZone, Inc.	AL; FL; GA; IL; LA; MO; NC; NM; SC; TN; TX	54	302	2,217	0.7%	FIXED; NONE	Retail	Retail Stores
Google Inc.	Venice, CA	1	68	2,116	0.7%	FIXED	Office	Telecommunications
Sybron Dental Specialties, Inc.	Glendora, CA; Romulus, MI	2	245	2,009	0.6%	CPI	Office; Industrial	Healthcare, Education and Childcare
Unisource Worldwide, Inc.	Anchorage, AK; Commerce, CA	2	456	1,926	0.6%	FIXED	Warehouse/Distribution	Forest Products and Paper
Merit Medical Systems, Inc.	South Jordan, UT	1	193	1,877	0.6%	CPI	Industrial	Healthcare, Education and Childcare
Grande Communications Networks, Inc.	Corpus Christi, TX; Odessa, TX; San Marcos, TX; Waco, TX	5	134	1,867	0.6%	CPI	Office	Telecommunications
Gestamp Alabama LLC	McCalla, AL	1	390	1,841	0.6%	CPI	Industrial	Automobile
World Color Printing (USA) Corp.	Doraville, GA	1	433	1,800	0.6%	CPI	Industrial	Media: Printing and Publishing
Pactiv Corporation	Mooresville, NC	1	385	1,800	0.6%	CPI	Industrial	Chemicals, Plastics, Rubber, and Glass
BE Aerospace, Inc.	Lenexa, KS; Winston-Salem, NC	2	404	1,769	0.6%	FIXED	Industrial; Office; Warehouse/Distribution	Aerospace and Defense
Del Monte Corporation	Mendota, IL; Plover, WI; Toppenish, WA; Yakima, WA	4	368	1,763	0.6%	CPI	Warehouse/Distribution	Beverages, Food, and Tobacco
Walgreens Co.	Concord, NC; Florence, AL; Rockport, TX; Snellville, GA; Virginia Beach, VA	5	74	1,741	0.5%	NONE	Retail	Retail Stores
Kerr Corporation (CPA:15)	Bowling Green, KY; Jackson, TN	2	368	1,736	0.5%	FIXED	Industrial	Chemicals, Plastics, Rubber, and Glass
Childtime Childcare, Inc.	AZ; CA; MI; TX	12	84	1,731	0.5%	CPI	Other Properties	Healthcare, Education and Childcare
Eroski Sociedad Cooperativa	Spain	1	138	1,719	0.5%	CPI	Warehouse/Distribution	Grocery
EADS North America, Inc.	Irvine, CA	1	99	1,708	0.5%	FIXED	Office	Electronics
Plexus Corp.	Neenah, WI	1	179	1,699	0.5%	CPI	Industrial	Electronics

Investing for the long runTM | 37

Tenants by Annualized Contractual Minimum Base Rent (Pro Rata-Basis)

(Continued)

(in thousands, except number of locations, square footage and percentages) (unaudited)

As of March 31, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
IntegraColor, Ltd.	Mesquite, TX	1	359	1,625	0.5%	CPI	Warehouse/Distribution	Media: Printing and Publishing
Lowes Home Improvement Warehouse	Bellevue, WA	1	143	1,615	0.5%	CPI	Retail	Retail Stores
Belgium Government	Belgium	1	122	1,612	0.5%	CPI	Office	Federal, State and Local Government
Others		78	8,582	46,957	14.8%
Vacant(a)		2	485	-	0.0%
Total(b)(c)		422	39,035	$317,435	100.0%

(a)          Number of locations includes properties that are partially vacant.

(b)          Excludes all operating properties.

(c)          Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 39 for a description of our non-GAAP measures.

Investing for the long runTM | 38

Terms and Definitions

Non-GAAP Financial Disclosures

AFFO

Funds from Operations (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Additionally, we exclude expenses related to the Merger which are considered non-recurring and realized gain/losses on foreign exchange and derivatives which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

Adjusted EBITDA

Adjusted EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income for certain non-cash charges such as impairments and stock compensation.  Additionally, we exclude merger expenses related to the Merger which are considered non-recurring and gain/losses in real estate, foreign exchange and derivatives which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance.  We exclude these items from Adjusted EBITDA as they are not the primary drivers in our decision making process.  Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows.    We believe that Adjusted EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. We use Adjusted EBITDA as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies.  Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure that represents revenues on a GAAP basis adjusted for our pro rata share of revenues from equity investments as well as the pro rata share of revenues due to noncontrolling interests. We believe that adjusted revenue is useful to investors and analysts as a supplemental measure of revenues from our core operations, and we use it to evaluate the stability of our underlying revenue streams. Adjusted revenue should not be considered as an alternative to revenues computed on a GAAP basis as a measure of our profitability. Adjusted revenue may not be comparable to similarly titled measures of other companies.

Investing for the long runTM | 39

Adjusted G&A

Total Adjusted G&A is a non-GAAP financial measure that represents WPC’s general and administrative expense on a GAAP basis adjusted for both non-recurring items including merger costs and recurring items including Dealer manager fee-related expense and non-cash stock compensation expense. We believe that Adjusted G&A is useful to investors and analysts as a supplemental measure of expenses related to Total Adjusted Real Estate Revenue, and we use it to evaluate the profitability of our overall operations. Total Adjusted G&A should not be considered as an alternative to general and administrative expense computed on a GAAP basis as a measure of our profitability. Adjusted G&A may not be comparable to similarly titled measures of other companies.

Pro Rata Amounts

This supplemental package contains certain measures prepared under the pro rata consolidation method, which is not in accordance with GAAP. We refer to these non-GAAP measures as pro rata measures. We believe that these pro rata measures, including primarily “pro rata debt” and “pro rata NOI,” are useful to investors as they provide supplemental information on the nature and performance of our investments that is not easily discernible in the equivalent GAAP measures. Consistent with industry practice and as a means of procuring opportunities and sharing risk, we have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method required under GAAP, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, under GAAP, for all other jointly-owned investments, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we generally present our proportionate share, based on our economic ownership of these jointly-owned investments, of the assets, liabilities, revenues and expenses of those investments, as we use this information to evaluate our financial performance without including any ownership of the other investors. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to or more meaningful than, our GAAP measures.

Total Adjusted Real Estate Revenue

Total Adjusted Real Estate Revenue represents WPC and the Managed REITs, as well as Corporate Property Associates 14 Incorporated (“CPA®:14”) prior to the CPA®:14 merger with CPA®:16 – Global in 2011. We believe that presenting Total Adjusted Real Estate Revenue is useful to investors and analysts as a supplemental measure of our Real Estate segment in relation to the aggregate amount of revenues that we manage. We use this non-GAAP measure because it allows for the evaluation of revenue stability of our owned and managed investment portfolios. Total Adjusted Real Estate Revenue should not be considered as an alternative to revenues computed on a GAAP basis or as a measure of our profitability. Total Adjusted Real Estate Revenue may not be comparable to similarly titled measures of other companies.

Investing for the long runTM | 40